EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-61598 and 333-113684 on Form S-8 of our report dated June 16, 2005, appearing in this Annual Report on Form 11-K of the PNM Resources, Inc. Retirement Savings Plan for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 22, 2005